As filed with the Securities and Exchange Commission on February 24, 2012
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Koninklijke Philips Electronics N.V.
(Exact Name of Registrant as Specified in Its Charter)

Royal Philips Electronics
(Registrant’s Name for Use in English)

The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)

None
(I.R.S. Employer Identification Number)

Breitner Tower, Amstelplein 2, Amsterdam 1070MX, The Netherlands
(Address of Principal Executive Offices)

Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan
Royal Philips Electronics Long-Term Incentive Plan
(Consisting of Global Philips Stock Option Program and Global Philips Restricted Share Rights Program)
(Full Title of the Plan)

David A. Dripchak
3000 Minuteman Road
Building 1
Andover, MA 01810
(978) 659-4801
(Name, Address and Telephone Number of Agent for Service)

Please Send Copies of Communications to:
Andrew D. Soussloff
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004-2498
(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares of Koninklijke Philips Electronics N.V., par value 0.20 Euro per share (1)	17,500,000	$21.47	$375,725,000	$43,059

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan.  Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

(2)
2,000,000 of the shares are registered to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan  and 15,500,000 of the shares are registered to be offered or sold pursuant to the Royal Philips Electronics Long-Term Incentive Plan.

(3)
Estimated solely for the purpose of computing the amount of the registration fee.  Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on  February 21, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This registration statement on Form S-8 registers common shares, par value 0.20 euro per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan. After giving effect to this filing, an aggregate of 18,609,460 shares of the registrant’s common stock have been registered for issuance pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan .

As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8.  We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and subsequent information that we file with the Commission will automatically update and supersede this information.  Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement.  We incorporate by reference into this registration statement the following:

(a)           Our Annual Report on Form 20-F for the fiscal year ended December 31, 2011 (File No. 001-05146-01) filed with the Commission on February 24, 2012;

(b)           The Annual Report on Form 11-K of the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (File No. 001-05146-01) filed with the Commission on October 28, 2011; and

(c)           The description of our common shares, par value 0.20 euro per share, set forth in the registration statement on Form S-8 (File No. 333-172329) filed with the Commission on February 18, 2011. Such description is hereby amended and supplemented so that each reference to September 25, 2011 is replaced with a reference to September 30, 2012.

In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part of this registration statement from the date of filing of such reports.

Item 4.                 Description of Securities

Not applicable.

Item 5.                 Interests of Named Experts and Counsel

Not applicable.

Item 6.                 Indemnification of Directors and Officers

The articles of association of Royal Philips Electronics provide that, unless the law requires otherwise, the members of the board of management and of the supervisory board shall be reimbursed by Royal Philips Electronics for various costs and expenses, including the reasonable costs of defending claims and of appearing in legal proceedings and any damages which they are ordered to pay in respect of an act or failure to act in the exercise of functions performed at the request of Royal Philips Electronics. Under certain circumstances, described in the articles of association, such as if it has been established in a final judgment by a Dutch court or by an arbitrator that an act or failure to act by a member of the board of management or the supervisory board can be characterized as intentional (‘opzettelijk’), intentionally reckless (‘bewust roekeloos’) or seriously culpable (‘ernstig verwijtbaar’) or if the costs and expenses are reimbursed by insurers under an insurance policy, there will be no entitlement to this reimbursement.

Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 7.                 Exemption from Registration Claimed

Not applicable.

Item 8.                 Exhibits

Exhibit No.	Description

4.1
Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics’ registration statement on Form S-8  (File No. 333-165017), filed with the commission on February 22, 2010)

4.2	Global Philips Stock Option Program (part of Royal Philips Electronics Long-Term Incentive Plan)

4.3	Global Philips Restricted Share Rights Program (part of Royal Philips Electronics Long-Term Incentive Plan)

23.1	Consent of KPMG Accountants NV, an Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

24	Power of attorney (included on signature page).

Item 9.                 Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, paragraphs (a)(1)(i) and (ii) shall not apply;

(2)           That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF ROYAL PHILIPS ELECTRONICS

Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on February 24, 2012.

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:   /s/  Eric Coutinho
Name: Eric Coutinho
Title: General Secretary

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David A. Dripchak as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on February 24, 2012.

Name	Title
/s/ F.A. van Houten F.A. van Houten	President/CEO, Chairman of the Board of Management
/s/ R.H. Wirahadiraksa R.H. Wirahadiraksa	Executive Vice-President, Member of the Board of Management and Chief Financial Officer
/s/ S. Rusckowski S. Rusckowski	Executive Vice-President, Member of the Board of Management
/s/ P.A.J. Nota P.A.J. Nota	Executive Vice-President, Member of the Board of Management

Name	Title
/s/ J. van der Veer J. van der Veer	Chairman of the Supervisory Board
/s/ C.J.A. van Lede C.J.A. van Lede	Member of the Supervisory Board
/s/ E. Kist E. Kist	Member of the Supervisory Board
/s/ J.P. Tai J.P. Tai	Member of the Supervisory Board
/s/ David A. Dripchak David A. Dripchak	Duly authorized representative in the United States

SIGNATURE OF THE KONINKLIJKE PHILIPS ELECTRONICS N.V. NONQUALIFIED STOCK PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Andover, State of Massachusetts, on February 24, 2012.

KONINKLIJKE PHILIPS ELECTRONICS N.V.
NONQUALIFIED STOCK PURCHASE PLAN

By:       /s/ David A. Dripchak
Name:  David A. Dripchak
Title:    Chairman, Stock Purchase Plan Committee

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics’ registration statement on Form S-8  (File No. 333-165017), filed with the commission on February 22, 2010)

4.2	Global Philips Stock Option Program (part of Royal Philips Electronics Long-Term Incentive Plan)

4.3	Global Philips Restricted Share Rights Program (part of Royal Philips Electronics Long-Term Incentive Plan)

23.1	Consent of KPMG Accountants NV, an Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

24	Power of attorney (included on signature page).